Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports 2016 Second Quarter Operating Results
MIDLAND, MI, July 26, 2016 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2016 second quarter net income of $25.7 million, or $0.67 per diluted share, compared to 2016 first quarter net income of $23.3 million, or $0.60 per diluted share and 2015 second quarter net income of $19.0 million, or $0.54 per diluted share. Net income was $49.0 million, or $1.27 per diluted share, for the six months ended June 30, 2016, compared to $36.9 million, or $1.08 per diluted share, for the six months ended June 30, 2015.
Merger and acquisition-related transaction expenses ("transaction expenses") attributable to the pending merger with Talmer Bancorp, Inc. ("Talmer"), which was announced on January 26, 2016, were $3.1 million in the second quarter of 2016, $2.6 million in the first quarter of 2016 and $5.6 million for the six months ended June 30, 2016, while transaction expenses attributable to the April 1, 2015 acquisition of Monarch Community Bancorp, Inc. ("Monarch") and the May 31, 2015 acquisition of Lake Michigan Financial Corporation ("Lake Michigan") were $3.5 million and $4.8 million for the three- and six- month periods ended June 30, 2015, respectively. Excluding transaction expenses, net income in the second quarter of 2016 was $27.7 million, or $0.72 per diluted share, compared to $24.9 million, or $0.65 per diluted share, in the first quarter of 2016 and $21.7 million, or $0.61 per diluted share, in the second quarter of 2015. Net income, excluding transaction expenses, was $52.6 million, or $1.37 per diluted share, for the six months ended June 30, 2016, compared to $40.4 million, or $1.18 per diluted share, for the six months ended June 30, 2015.
"We are pleased to report another quarter of solid financial results, with second quarter per share net income growing by double-digit annual rates, excluding transaction expenses, over last year’s second quarter. This sustained growth is not only reflective of the efforts of the extended Chemical team, but also of the reception of our products and community banking philosophy among the communities and customers we serve," noted David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation.
"Interest income in the quarter was aided by the loan interest accretion attributable to the higher than anticipated credit quality of the Byron Bank and Northwestern Bank acquired portfolios," added Ramaker. "Our ability to continue to execute at a high level while a significant portion of our senior management team concentrates on past and pending mergers and acquisitions is a testament to our core banking team’s focus on serving our customers."
The Corporation's return on average assets was 1.11% during the second quarter of 2016, compared to 1.01% in the first quarter of 2016 and 0.94% in the second quarter of 2015. The Corporation's return on average shareholders' equity was 10.0% in the second quarter of 2016, compared to 9.2% in the first quarter of 2016 and 8.6% in the second quarter of 2015. Excluding transaction expenses, the Corporation's return on average assets was 1.19% during the second quarter of 2016, compared to 1.09% in the first quarter of 2016 and 1.07% in the second quarter of 2015 and the Corporation's return on average shareholders' equity was 10.8% in the second quarter of 2016, compared to 9.9% in the first quarter of 2016 and 9.8% in the second quarter of 2015.
Net interest income was $77.5 million in the second quarter of 2016, $3.2 million, or 4.3%, higher than the first quarter of 2016 and $11.8 million, or 18%, higher than the second quarter of 2015. The increase in net interest income in the second quarter of 2016, compared to the first quarter of 2016, was primarily attributable to loan growth in the second quarter of 2016 and an increase in the amount of interest accretion recognized on acquired loans resulting from improvements in expected cash flows from certain pools of acquired loans. During the second quarter of 2016, the Corporation transferred $10 million of nonaccretable discount to accretable yield due to lower expected losses on loans acquired in both the 2010 acquisition of OAK Financial Corporation and the 2014 acquisition of Northwestern Bancorp, Inc. The Corporation's net interest income included $2.5 million of interest accretion on acquired loans in the second quarter of 2016, compared to $0.7 million in the first quarter of 2016 and $0.8 million in the second quarter of 2015. The increase in net interest income in the second quarter of 2016 over the second quarter of 2015 was primarily attributable to the positive impact of organic loan growth and the impact of the Corporation's acquisition of Lake Michigan.

The net interest margin (on a tax-equivalent basis) was 3.70% in the second quarter of 2016, compared to 3.60% in the first quarter of 2016 and 3.59% in the second quarter of 2015. The average yield on the loan portfolio was 4.19% in the second quarter of 2016, compared to 4.13% in the first quarter of 2016 and 4.17% in the second quarter of 2015. Interest accretion on acquired loans contributed 11 basis points to the Corporation's net interest margin in the second quarter of 2016, compared to 3 basis points in the first quarter of 2016 and 4 basis points in the second quarter of 2015. Interest accretion on acquired loans comprised 13 basis points of the yield on the Corporation's loan portfolio in the second quarter of 2016, compared to 4 basis points in the first quarter of 2016 and 5 basis points in the second quarter of 2015. The average yield of the investment securities portfolio was 2.34% in the second quarter of 2016, compared to 2.29% in the first quarter of 2016 and 2.03% in the second quarter of 2015. The Corporation's average cost of funds was 0.27% in the second quarter of 2016, compared to 0.25% in the first quarter of 2016 and 0.22% in the second quarter of 2015.
The provision for loan losses was $3.0 million in the second quarter of 2016, compared to $1.5 million in both the first quarter of 2016 and the second quarter of 2015. The increase in the provision for loan losses was due to loan growth, with loans in the Corporation's originated loan portfolio up $377 million during the second quarter of 2016. Net loan charge-offs were $1.8 million, or 0.10% of average loans, in the second quarter of 2016, compared to $4.5 million, or 0.25% of average loans, in the first quarter of 2016 and $1.8 million, or 0.12% of average loans, in the second quarter of 2015. Net loan charge-offs in the second quarter of 2016 and in the first quarter of 2016 included $1.0 million and $2.9 million, respectively, of losses from one commercial loan relationship.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $62.0 million at June 30, 2016, compared to $73.3 million at March 31, 2016 and $70.9 million at June 30, 2015. The $11.3 million, or 15%, decrease in nonperforming loans during the second quarter of 2016 was attributable to a combination of $6.4 million of principal paydowns, $3.9 million of nonaccrual loans being upgraded to accruing status during the quarter, and net loan charge-offs. Nonperforming loans comprised 0.81% of total loans at June 30, 2016, compared to 0.99% at March 31, 2016 and 1.01% at June 30, 2015.
At June 30, 2016, the allowance for loan losses of the originated loan portfolio was $71.5 million, or 1.12% of originated loans, compared to $70.3 million, or 1.17% of originated loans, at March 31, 2016 and $74.9 million, or 1.40% of originated loans, at June 30, 2015. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 115% at June 30, 2016, compared to 96% at March 31, 2016 and 106% at June 30, 2015.
Noninterest income was $20.9 million in the second quarter of 2016, compared to $19.4 million in the first quarter of 2016 and $20.7 million in the second quarter of 2015. Noninterest income in the second quarter of 2016 was higher than the first quarter of 2016, due primarily to higher seasonal trust fees from the preparation of trust tax returns and higher seasonal overdraft fees. Mortgage banking revenue was $0.2 million higher in the second quarter of 2016, compared to the first quarter of 2016, due to an increase in gains from the sales of residential mortgages, which was partially offset by a $0.4 million impairment of the Corporation's mortgage servicing asset resulting from the recent decline in market interest rates.
Operating expenses were $59.1 million in the second quarter of 2016, compared to $58.9 million in the first quarter of 2016 and $56.8 million in the second quarter of 2015. Operating expenses included transaction expenses of $3.1 million in the second quarter of 2016, $2.6 million in the first quarter of 2016 and $3.5 million in the second quarter of 2015. Excluding these transaction expenses, operating expenses were $56.0 million in the second quarter of 2016, $0.3 million lower than the first quarter of 2016 and $2.7 million, or 5%, higher than the second quarter of 2015. The decrease in operating expenses in the second quarter of 2016, compared to the first quarter of 2016, was primarily attributable to a $0.7 million reduction in payroll tax expenses (these are highest in the first quarter of the year) and a $1.4 million reduction in credit related expenses. The reduction in credit related expenses was driven by higher gains from the sale of other real estate properties and a $0.7 million gain resulting from the receipt of life insurance proceeds on a policy the Corporation had previously obtained as collateral on a loan. These decreases were partially offset by $1.1 million of higher outside services expense and a $1.0 million write-down included in occupancy expenses associated with the closure of several branch locations during the quarter. A portion of the increase in outside services during the quarter was attributable to the seasonal trust fees described above and increases in various project costs, many of which have been accelerated to complete them in advance of the pending Talmer merger.

The Corporation's efficiency ratio was 55.1% in the second quarter of 2016, 58.8% in the first quarter of 2016 and 60.5% in the second quarter of 2015.
Total assets were $9.51 billion at June 30, 2016, compared to $9.30 billion at March 31, 2016 and $9.02 billion at June 30, 2015. The increase in total assets during the three months ended June 30, 2016 was attributable to loan growth that was largely funded by an increase in Federal Home Loan Bank (FHLB) advances. The increase in total assets during the twelve months ended June 30, 2016 was also attributable to loan growth that was funded by a combination of organic growth in customer deposits, an increase in FHLB advances and proceeds from maturing investment securities. Investment securities were $1.01 billion at June 30, 2016, compared to $1.03 billion at March 31, 2016 and $1.16 billion at June 30, 2015.
Total loans were $7.65 billion at June 30, 2016, up $280 million, or 3.8%, from total loans of $7.37 billion at March 31, 2016 and up $613 million, or 8.7%, from total loans of $7.03 billion at June 30, 2015. During the second quarter of 2016, consumer installment loans grew $151 million, commercial real estate and real estate construction loans grew $58 million, residential mortgage loans grew $33 million, commercial loans grew $31 million and home equity loans grew $7 million.
Total deposits were $7.46 billion at June 30, 2016, compared to $7.65 billion at March 31, 2016 and $7.29 billion at June 30, 2015. The decrease in deposits during the second quarter of 2016 was primarily attributable to a $183 million decline in seasonal municipal deposit accounts. The increase in total deposits during the twelve months ended June 30, 2016 was attributable to organic growth in customer deposits of $268 million, or 3.8%, which was partially offset by a decrease of $96 million related to maturing brokered deposits that were acquired in the Lake Michigan transaction.
Securities sold under agreements to repurchase with customers were $256 million at June 30, 2016, compared to $283 million at March 31, 2016 and $305 million at June 30, 2015. Short-term borrowings were $300 million at June 30, 2016 and $227 million at June 30, 2015 (there were none at March 31, 2016) and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. Long-term borrowings were $372 million at June 30, 2016, compared to $274 million at March 31, 2016 and $148 million at June 30, 2015. The increase in short-term and long-term borrowings during the second quarter of 2016 was attributable to the Corporation's liquidity needs to replace the seasonal decrease in municipal deposit accounts and to partially fund loan growth. During the second quarter of 2016, the Corporation borrowed $100 million of long-term FHLB advances that mature in three years at a fixed rate of 1.00%.
At June 30, 2016, the Corporation's tangible equity to tangible assets ratio and total risk-based capital ratio were 8.2% and 11.4%, respectively, compared to 8.2% and 11.5%, respectively, at March 31, 2016 and 7.8% and 11.6%, respectively, at June 30, 2015. At June 30, 2016, the Corporation's book value was $27.45 per share, compared to $26.99 per share at March 31, 2016 and $25.74 per share at June 30, 2015. At June 30, 2016, the Corporation's tangible book value was $19.68 per share, compared to $19.20 per share at March 31, 2016 and $17.89 per share at June 30, 2015.
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding transaction expenses, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity and operating expenses. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. Reconciliations of non-GAAP financial measures may be found in the financial tables included with this press release.
Chemical Financial Corporation will host a conference call to discuss its second quarter 2016 operating results on Wednesday, July 27, 2016, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-800-930-7709 and entering 485377 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.

Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 175 banking offices spread over 47 counties in Michigan. At June 30, 2016, the Corporation had total assets of $9.5 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
This press release also contains forward-looking statements regarding Chemical's outlook or expectations with respect to its planned merger with Talmer Bancorp, Inc. ("Talmer"), the expected costs to be incurred in connection with the transaction, the expected impact of the transaction on Chemical's future financial performance and consequences of the integration of Talmer into Chemical.
Risk factors relating both to the transaction and the integration of Talmer into Chemical after closing include, without limitation:

•
Completion of the transaction is dependent on, among other things, receipt of regulatory approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.

•	The impact of the completion of the transaction on Chemical's financial statements will be affected by the timing of the transaction.

•
The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•
The integration of Talmer’s business and operations into Chemical, which will include conversion of Talmer’s operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Chemical's or Talmer’s existing businesses.

•
Chemical’s ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Chemical may incur more credit losses than expected and customer and employee attrition may be greater than expected.

•	The outcome of pending or threatened litigation, whether currently existing or commencing in the future, including litigation related to the transaction.

•	The effect of divestitures that may be required by regulatory authorities in certain markets in which Chemical and Talmer compete.

•	The challenges of integrating, retaining and hiring key personnel.

•	Failure to attract new customers and retain existing customers in the manner anticipated.
In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2015. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015

Assets
Cash and cash equivalents:
Cash and cash due from banks	$179,310	$168,739	$194,136	$167,054
Interest-bearing deposits with the Federal Reserve Bank (FRB) and other banks	53,650	122,635	44,653	47,980
Total cash and cash equivalents	232,960	291,374	238,789	215,034
Investment securities:
Available-for-sale	458,552	514,015	553,731	685,706
Held-to-maturity	552,828	518,300	509,971	469,837
Total investment securities	1,011,380	1,032,315	1,063,702	1,155,543
Loans held-for-sale	13,990	9,667	10,327	7,798
Loans:
Total loans	7,647,269	7,366,885	7,271,147	7,034,743
Allowance for loan losses	(71,506)	(70,318)	(73,328)	(74,941)
Net loans	7,575,763	7,296,567	7,197,819	6,959,802
Premises and equipment	102,709	105,868	106,317	111,968
Goodwill	286,867	286,867	287,393	285,512
Other intangible assets	34,270	36,266	38,104	41,201
Interest receivable and other assets	256,233	244,708	246,346	243,867
Total Assets	$9,514,172	$9,303,632	$9,188,797	$9,020,725
Liabilities
Deposits:
Noninterest-bearing	$2,007,629	$1,951,193	$1,934,583	$1,860,863
Interest-bearing	5,457,017	5,698,923	5,522,184	5,432,116
Total deposits	7,464,646	7,650,116	7,456,767	7,292,979
Interest payable and other liabilities	71,417	64,120	76,466	66,174
Securities sold under agreements to repurchase with customers	256,213	283,383	297,199	305,291
Short-term borrowings	300,000	—	100,000	227,000
Long-term borrowings	371,597	273,722	242,391	148,490
Total liabilities	8,463,873	8,271,341	8,172,823	8,039,934
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	38,267	38,248	38,168	38,110
Additional paid-in capital	727,145	725,874	725,280	722,329
Retained earnings	310,585	294,859	281,558	251,456
Accumulated other comprehensive loss	(25,698)	(26,690)	(29,032)	(31,104)
Total shareholders' equity	1,050,299	1,032,291	1,015,974	980,791
Total Liabilities and Shareholders' Equity	$9,514,172	$9,303,632	$9,188,797	$9,020,725

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Interest Income
Interest and fees on loans	$77,578	$74,401	$64,613	$151,979	$122,710
Interest on investment securities:
Taxable	1,798	1,929	2,202	3,727	4,509
Tax-exempt	2,640	2,665	2,185	5,305	4,091
Dividends on nonmarketable equity securities	777	256	551	1,033	749
Interest on deposits with the FRB and other banks	144	213	128	357	250
Total interest income	82,937	79,464	69,679	162,401	132,309
Interest Expense
Interest on deposits	4,260	4,059	3,630	8,319	6,982
Interest on short-term borrowings	226	100	101	326	199
Interest on long-term borrowings	956	975	213	1,931	213
Total interest expense	5,442	5,134	3,944	10,576	7,394
Net Interest Income	77,495	74,330	65,735	151,825	124,915
Provision for loan losses	3,000	1,500	1,500	4,500	3,000
Net interest income after provision for loan losses	74,495	72,830	64,235	147,325	121,915
Noninterest Income
Service charges and fees on deposit accounts	6,337	5,720	6,445	12,057	12,361
Wealth management revenue	5,782	5,201	5,605	10,983	10,676
Other charges and fees for customer services	6,463	6,392	6,516	12,855	12,506
Mortgage banking revenue	1,595	1,405	1,688	3,000	3,091
Gain on sale of investment securities	18	19	28	37	607
Other	702	682	392	1,384	708
Total noninterest income	20,897	19,419	20,674	40,316	39,949
Operating Expenses
Salaries, wages and employee benefits	33,127	33,890	31,711	67,017	60,964
Occupancy	5,514	4,905	4,386	10,419	8,812
Equipment and software	4,875	4,404	4,480	9,279	8,878
Merger and acquisition-related transaction expenses (transaction expenses)	3,054	2,594	3,457	5,648	4,819
Other	12,515	13,094	12,751	25,609	24,332
Total operating expenses	59,085	58,887	56,785	117,972	107,805
Income before income taxes	36,307	33,362	28,124	69,669	54,059
Federal income tax expense	10,600	10,100	9,100	20,700	17,200
Net Income	$25,707	$23,262	$19,024	$48,969	$36,859
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	38,258	38,198	35,162	38,228	33,992
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	38,600	38,521	35,397	38,560	34,227
Basic earnings per share	$0.67	$0.61	$0.54	$1.28	$1.08
Diluted earnings per share	0.67	0.60	0.54	1.27	1.08

Cash Dividends Declared Per Common Share	0.26	0.26	0.24	0.52	0.48

Key Ratios (annualized where applicable):
Return on average assets	1.11%	1.01%	0.94%	1.06%	0.96%
Return on average shareholders' equity	10.0%	9.2%	8.6%	9.6%	8.8%
Net interest margin	3.70%	3.60%	3.59%	3.65%	3.57%
Efficiency ratio	55.1%	58.8%	60.5%	56.9%	61.4%

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Summary of Operations
Interest income	$82,937	$79,464	$80,629	$78,851	$69,679	$62,630
Interest expense	5,442	5,134	5,153	5,234	3,944	3,450
Net interest income	77,495	74,330	75,476	73,617	65,735	59,180
Provision for loan losses	3,000	1,500	2,000	1,500	1,500	1,500
Net interest income after provision for loan losses	74,495	72,830	73,476	72,117	64,235	57,680
Noninterest income	20,897	19,419	20,052	20,215	20,674	19,275
Operating expenses, excluding transaction expenses (non-GAAP)	56,031	56,293	55,739	57,365	53,328	49,658
Transaction expenses	3,054	2,594	2,085	900	3,457	1,362
Income before income taxes	36,307	33,362	35,704	34,067	28,124	25,935
Federal income tax expense	10,600	10,100	10,200	9,600	9,100	8,100
Net income	$25,707	$23,262	$25,504	$24,467	$19,024	$17,835
Net income, excluding transaction expenses	$27,692	$24,948	$26,859	$25,052	$21,683	$18,720

Per Common Share Data
Net income:
Basic	$0.67	$0.61	$0.67	$0.64	$0.54	$0.54
Diluted	0.67	0.60	0.66	0.64	0.54	0.54
Diluted, excluding transaction expenses	0.72	0.65	0.70	0.65	0.61	0.57
Cash dividends declared	0.26	0.26	0.26	0.26	0.24	0.24
Book value - period-end	27.45	26.99	26.62	26.18	25.74	24.68
Tangible book value - period-end	19.68	19.20	18.78	18.32	17.89	18.95
Market value - period-end	37.29	35.69	34.27	32.35	33.06	31.36

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.70%	3.60%	3.64%	3.55%	3.59%	3.55%
Efficiency ratio	55.1%	58.8%	57.1%	59.9%	60.5%	62.4%
Return on average assets	1.11%	1.01%	1.10%	1.05%	0.94%	0.98%
Return on average shareholders' equity	10.0%	9.2%	10.1%	9.8%	8.6%	9.0%
Average shareholders' equity as a percent of average assets	11.1%	11.0%	10.9%	10.7%	10.9%	10.8%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.2%	8.2%	8.1%	7.8%	7.8%	8.5%
Total risk-based capital ratio	11.4%	11.5%	11.8%	11.6%	11.6%	13.0%

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*

Assets
Interest-earning assets:
Loans:**
Commercial	$1,940,197	$20,711	4.29%	$1,901,879	$19,774	4.18%	$1,516,520	$16,176	4.28%
Commercial real estate and real estate construction	2,419,187	30,035	4.99	2,361,105	28,254	4.81	1,979,578	24,034	4.87
Residential mortgage	1,485,267	13,805	3.72	1,453,420	13,588	3.74	1,220,291	11,872	3.89
Consumer installment and home equity	1,666,541	13,744	3.32	1,583,067	13,483	3.43	1,556,425	13,145	3.39
Total loans	7,511,192	78,295	4.19	7,299,471	75,099	4.13	6,272,814	65,227	4.17
Taxable investment securities	515,303	1,798	1.40	554,524	1,929	1.39	698,521	2,202	1.26
Tax-exempt investment securities	484,271	4,061	3.35	496,304	4,100	3.30	396,295	3,361	3.39
Other interest-earning assets	43,615	777	7.16	39,493	256	2.61	34,269	551	6.45
Interest-bearing deposits with the FRB and other banks	82,246	144	0.70	136,919	213	0.63	132,834	128	0.39
Total interest-earning assets	8,636,627	85,075	3.96	8,526,711	81,597	3.84	7,534,733	71,469	3.80
Less: allowance for loan losses	71,790			73,547			75,079
Other assets:
Cash and cash due from banks	148,034			158,277			148,950
Premises and equipment	104,488			105,959			103,907
Interest receivable and other assets	515,039			523,634			404,627
Total assets	$9,332,398			$9,241,034			$8,117,138
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,892,512	$582	0.12%	$1,953,626	$468	0.10%	$1,539,348	$291	0.08%
Savings deposits	2,073,412	476	0.09	2,048,867	389	0.08	1,951,477	360	0.07
Time deposits	1,582,467	3,202	0.81	1,625,573	3,202	0.79	1,490,753	2,979	0.80
Short-term borrowings	418,232	226	0.22	349,699	100	0.12	398,197	101	0.10
Long-term borrowings	281,327	956	1.37	266,022	975	1.47	62,901	213	1.36
Total interest-bearing liabilities	6,247,950	5,442	0.35	6,243,787	5,134	0.33	5,442,676	3,944	0.29
Noninterest-bearing deposits	1,979,423	—	—	1,906,896	—	—	1,727,850	—	—
Total deposits and borrowed funds	8,227,373	5,442	0.27	8,150,683	5,134	0.25	7,170,526	3,944	0.22
Interest payable and other liabilities	72,011			72,422			61,749
Shareholders' equity	1,033,014			1,017,929			884,863
Total liabilities and shareholders' equity	$9,332,398			$9,241,034			$8,117,138
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.61%			3.51%			3.51%
Net Interest Income (FTE)		$79,633			$76,463			$67,525
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.70%			3.60%			3.59%

*
Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry. The adjustments to determine tax equivalent net interest income were $2.1 million, $2.1 million and $1.8 million for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation

	Six Months Ended
	June 30, 2016			June 30, 2015
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*
Assets	(Dollars in thousands)
Interest-earning assets:
Loans:**
Commercial	$1,921,038	$40,485	4.24%	$1,435,204	$30,332	4.26%
Commercial real estate and real estate construction	2,390,146	58,289	4.90	1,855,943	44,887	4.88
Residential mortgage	1,469,344	27,393	3.73	1,172,014	22,853	3.90
Consumer installment and home equity	1,624,804	27,227	3.37	1,527,838	25,815	3.41
Total loans	7,405,332	153,394	4.16	5,990,999	123,887	4.16
Taxable investment securities	534,914	3,727	1.39	716,606	4,509	1.26
Tax-exempt investment securities	490,287	8,161	3.33	364,264	6,293	3.46
Other interest-earning assets	41,554	1,033	5.00	31,867	749	4.74
Interest-bearing deposits with the FRB and other banks	109,582	357	0.66	125,694	250	0.40
Total interest-earning assets	8,581,669	166,672	3.90	7,229,430	135,688	3.78
Less: allowance for loan losses	72,669			75,477
Other assets:
Cash and cash due from banks	153,156			143,658
Premises and equipment	105,223			100,525
Interest receivable and other assets	519,337			363,040
Total assets	$9,286,716			$7,761,176
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,923,068	$1,050	0.11%	$1,523,240	$615	0.08%
Savings deposits	2,061,141	865	0.08	1,864,891	730	0.08
Time deposits	1,604,020	6,404	0.80	1,412,162	5,637	0.80
Short-term borrowings	383,966	326	0.17	370,317	199	0.11
Long-term borrowings	273,675	1,931	1.42	31,624	213	1.36
Total interest-bearing liabilities	6,245,870	10,576	0.34	5,202,234	7,394	0.29
Noninterest-bearing deposits	1,943,159	—	—	1,657,864	—	—
Total deposits and borrowed funds	8,189,029	10,576	0.26	6,860,098	7,394	0.22
Interest payable and other liabilities	72,216			57,697
Shareholders' equity	1,025,471			843,381
Total liabilities and shareholders' equity	$9,286,716			$7,761,176
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.56%			3.49%
Net Interest Income (FTE)		$156,096			$128,294
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.65%			3.57%

*
Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry. The adjustments to determine tax equivalent net interest income were $4.3 million and $3.4 million for the six months ended June 30, 2016 and June 30, 2015, respectively.

**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(In thousands)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Noninterest income
Service charges and fees on deposit accounts	$6,337	$5,720	$6,398	$6,722	$6,445	$5,916
Wealth management revenue	5,782	5,201	5,151	4,725	5,605	5,071
Electronic banking fees	4,786	4,918	4,712	5,059	4,775	4,572
Mortgage banking revenue	1,595	1,405	1,606	1,436	1,688	1,403
Other fees for customer services	1,677	1,474	1,839	1,759	1,741	1,418
Other	720	701	346	514	420	895
Total noninterest income	$20,897	$19,419	$20,052	$20,215	$20,674	$19,275

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Operating expenses
Salaries and wages	$26,887	$26,743	$27,341	$27,872	$25,535	$23,741
Employee benefits	6,240	7,147	5,630	6,113	6,176	5,512
Occupancy	5,514	4,905	4,620	4,781	4,386	4,426
Equipment and software	4,875	4,404	5,102	4,589	4,480	4,398
Outside processing and service fees	4,833	3,711	3,576	4,146	3,926	3,558
FDIC insurance premiums	1,338	1,407	1,482	1,441	1,337	1,225
Professional fees	1,020	1,036	1,112	1,235	1,258	1,237
Intangible asset amortization	1,195	1,194	1,341	1,270	987	791
Credit-related expenses	(1,331)	30	600	90	(192)	133
Transaction expenses	3,054	2,594	2,085	900	3,457	1,362
Other	5,460	5,716	4,935	5,828	5,435	4,637
Total operating expenses	$59,085	$58,887	$57,824	$58,265	$56,785	$51,020

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	June 30, 2016	March 31, 2016	June 30, 2016 vs March 31, 2016 (% Change)	Dec 31, 2015	Sept 30, 2015	June 30, 2015	June 30, 2016 vs June 30, 2015 (% Change)

Composition of Loans
Commercial loan portfolio:
Commercial	$1,953,301	$1,922,259	1.6%	$1,905,879	$1,829,870	$1,754,873	11.3%
Commercial real estate	2,157,733	2,143,051	0.7	2,112,162	2,227,364	2,243,513	(3.8)
Real estate construction	285,848	242,899	17.7	232,076	145,581	112,312	154.5
Subtotal - commercial loans	4,396,882	4,308,209	2.1	4,250,117	4,202,815	4,110,698	7.0
Consumer loan portfolio:
Residential mortgage	1,494,192	1,461,120	2.3	1,429,636	1,394,427	1,310,167	14.0
Consumer installment	1,048,622	897,078	16.9	877,457	899,751	887,907	18.1
Home equity	707,573	700,478	1.0	713,937	719,202	725,971	(2.5)
Subtotal - consumer loans	3,250,387	3,058,676	6.3	3,021,030	3,013,380	2,924,045	11.2
Total loans	$7,647,269	$7,366,885	3.8%	$7,271,147	$7,216,195	$7,034,743	8.7%

	June 30, 2016	March 31, 2016	June 30, 2016 vs March 31, 2016 (% Change)	Dec 31, 2015	Sept 30, 2015	June 30, 2015	June 30, 2016 vs June 30, 2015 (% Change)

Composition of Deposits
Noninterest-bearing demand	$2,007,629	$1,951,193	2.9%	$1,934,583	$1,875,636	$1,860,863	7.9%
Savings	1,107,558	1,080,940	2.5	1,026,269	1,004,987	1,015,036	9.1
Interest-bearing demand	1,819,865	2,005,053	(9.2)	1,870,197	2,029,556	1,630,211	11.6
Money market accounts	969,566	1,006,271	(3.6)	978,306	1,013,924	1,041,654	(6.9)
Brokered deposits	173,092	186,143	(7.0)	207,785	229,650	269,248	(35.7)
Other time deposits	1,386,936	1,420,516	(2.4)	1,439,627	1,461,458	1,475,967	(6.0)
Total deposits	$7,464,646	$7,650,116	(2.4)%	$7,456,767	$7,615,211	$7,292,979	2.4%

	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Additional Data - Intangibles
Goodwill	$286,867	$286,867	$287,393	$286,454	$285,512	$180,128
Core deposit intangibles (CDI)	24,429	25,542	26,654	27,890	28,353	20,072
Mortgage servicing rights (MSR)	9,677	10,478	11,122	11,540	12,307	11,583
Noncompete agreements	164	246	328	434	541	—

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(In thousands)

	June 30, 2016	March 31, 2016	December 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Nonperforming Assets
Nonperforming Loans:
Nonaccrual loans:
Commercial	$14,577	$19,264	$28,554	$26,463	$17,260	$18,904
Commercial real estate	21,325	25,859	25,163	24,969	25,287	24,766
Real estate construction	496	546	521	544	502	953
Residential mortgage	5,343	5,062	5,557	6,248	6,004	6,514
Consumer installment	285	360	451	536	393	433
Home equity	1,971	2,328	1,979	1,876	1,769	1,870
Total nonaccrual loans	43,997	53,419	62,225	60,636	51,215	53,440
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	3	370	364	122	711	52
Commercial real estate	3	—	254	216	56	148
Real estate construction	—	—	—	—	—	—
Residential mortgage	407	423	402	572	424	172
Consumer installment	—	—	—	—	—	—
Home equity	1,071	679	1,267	558	588	429
Total accruing loans contractually past due 90 days or more as to interest or principal payments	1,484	1,472	2,287	1,468	1,779	801
Nonperforming troubled debt restructurings:
Commercial loan portfolio	14,240	15,351	16,297	15,559	14,547	15,810
Consumer loan portfolio	2,233	3,013	3,071	3,554	3,365	2,690
Total nonperforming troubled debt restructurings	16,473	18,364	19,368	19,113	17,912	18,500
Total nonperforming loans	61,954	73,255	83,880	81,217	70,906	72,741
Other real estate and repossessed assets	8,440	9,248	9,935	11,207	14,197	14,744
Total nonperforming assets	$70,394	$82,503	$93,815	$92,424	$85,103	$87,485

Nonperforming loans as a percent of total loans	0.81%	0.99%	1.15%	1.13%	1.01%	1.28%
Nonperforming assets as a percent of:
Total loans plus other real estate and repossessed assets	0.92%	1.12%	1.29%	1.28%	1.21%	1.53%
Total assets	0.74%	0.89%	1.02%	1.00%	0.94%	1.16%

Performing troubled debt restructurings	$49,378	$49,886	$47,810	$44,803	$45,808	$45,981

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	Six Months Ended
							June 30, 2016	June 30, 2015

Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$70,318	$73,328	$75,626	$74,941	$75,256	$75,183	$73,328	$75,183
Provision for loan losses	3,000	1,500	2,000	1,500	1,500	2,000	4,500	3,500
Net loan (charge-offs) recoveries:
Commercial	(1,153)	(3,115)	(2,207)	86	(36)	(424)	(4,268)	(460)
Commercial real estate	(187)	(440)	(624)	145	(581)	(415)	(627)	(996)
Real estate construction	—	(11)	—	(1)	(49)	(91)	(11)	(140)
Residential mortgage	8	(172)	(545)	(214)	(661)	(492)	(164)	(1,153)
Consumer installment	(486)	(602)	(770)	(782)	(590)	(649)	(1,088)	(1,239)
Home equity	6	(170)	(152)	(49)	102	144	(164)	246
Net loan charge-offs	(1,812)	(4,510)	(4,298)	(815)	(1,815)	(1,927)	(6,322)	(3,742)
Allowance for loan losses - end of period	71,506	70,318	73,328	75,626	74,941	75,256	71,506	74,941
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	—	—	500	—	500
Provision for loan losses	—	—	—	—	—	(500)	—	(500)
Allowance for loan losses - end of period	—	—	—	—	—	—	—	—
Total allowance for loan losses	$71,506	$70,318	$73,328	$75,626	$74,941	$75,256	$71,506	$74,941

Summary of net loan charge-offs:
Loan charge-offs	$3,620	$5,458	$5,439	$2,195	$2,724	$3,143	$9,078	$5,867
Loan recoveries	(1,808)	(948)	(1,141)	(1,380)	(909)	(1,216)	(2,756)	(2,125)
Net loan charge-offs (quarter only)	$1,812	$4,510	$4,298	$815	$1,815	$1,927	$6,322	$3,742
Net loan charge-offs (year-to-date)	$6,322	$4,510	$8,855	$4,557	$3,742	$1,927

Net loan charge-offs as a percent of average loans:
Quarter only (annualized)	0.10%	0.25%	0.24%	0.05%	0.12%	0.14%
Year-to-date (annualized)	0.17%	0.25%	0.13%	0.10%	0.13%	0.14%

	June 30, 2016	March 31, 2016	December 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Originated loans	$6,378,934	$6,001,714	$5,807,934	$5,667,159	$5,351,010	$5,048,662
Acquired loans	1,268,335	1,365,171	1,463,213	1,549,036	1,683,733	654,212
Total loans	$7,647,269	$7,366,885	$7,271,147	$7,216,195	$7,034,743	$5,702,874

Allowance for loan losses as a percent of:
Total originated loans	1.12%	1.17%	1.26%	1.33%	1.40%	1.49%
Nonperforming loans	115%	96%	87%	93%	106%	103%
Nonaccretable discount (credit mark) as a percent of acquired loans	4.1%	4.5%	4.4%	4.2%	3.9%	5.7%

Chemical Financial Corporation Announces 2016 Second Quarter Operating Results

Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	Six Months Ended
							June 30, 2016	June 30, 2015

Non-GAAP Operating Results
Net Income
Net income, as reported	$25,707	$23,262	$25,504	$24,467	$19,024	$17,835	$48,969	$36,859
Transaction expenses, net of tax	1,985	1,686	1,355	585	2,659	885	3,671	3,544
Net income, excluding transaction expenses	$27,692	$24,948	$26,859	$25,052	$21,683	$18,720	$52,640	$40,403

Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.67	$0.60	$0.66	$0.64	$0.54	$0.54	$1.27	$1.08
Effect of transaction expenses, net of tax	0.05	0.05	0.04	0.01	0.07	0.03	0.10	0.10
Diluted earnings per share, excluding transaction expenses	$0.72	$0.65	$0.70	$0.65	$0.61	$0.57	$1.37	$1.18

Return on Average Assets
Return on average assets, as reported	1.11%	1.01%	1.10%	1.05%	0.94%	0.98%	1.06%	0.96%
Effect of transaction expenses, net of tax	0.08	0.08	0.06	0.03	0.13	0.05	0.08	0.09
Return on average assets, excluding transaction expenses	1.19%	1.09%	1.16%	1.08%	1.07%	1.03%	1.14%	1.05%

Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	10.0%	9.2%	10.1%	9.8%	8.6%	9.0%	9.6%	8.8%
Effect of transaction expenses, net of tax	0.8	0.7	0.6	0.3	1.2	0.5	0.7	0.9
Return on average shareholders' equity, excluding transaction expenses	10.8%	9.9%	10.7%	10.1%	9.8%	9.5%	10.3%	9.7%

	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Tangible Book Value
Shareholders' equity, as reported	$1,050,299	$1,032,291	$1,015,974	$998,363	$980,791	$810,501
Goodwill, CDI and noncompete agreements, net of tax	(297,044)	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible shareholders' equity	$753,255	$734,470	$716,851	$698,682	$681,682	$622,510
Common shares outstanding	38,267	38,248	38,168	38,131	38,110	32,847
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$27.45	$26.99	$26.62	$26.18	$25.74	$24.68
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$19.68	$19.20	$18.78	$18.32	$17.89	$18.95

Tangible Shareholders' Equity to Tangible Assets
Total assets	$9,514,172	$9,303,632	$9,188,797	$9,264,554	$9,020,725	$7,551,635
Goodwill, CDI and noncompete agreements, net of tax	(297,044)	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible assets	$9,217,128	$9,005,811	$8,889,674	$8,964,873	$8,721,616	$7,363,644
Tangible shareholders' equity to tangible assets	8.2%	8.2%	8.1%	7.8%	7.8%	8.5%